SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) June 13, 2000
                             ----------------------
                          MENLO ACQUISITION CORPORATION
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               (Exact name of registrant as specified in charter)

                          DELAWARE               0-22136         77-0332937
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 (State or other jurisdiction of incorporation) (Commission File (IRS Employer
                                                 Number)     Identification No.)
                   100 Misty Lane Parsippany, NJ         07054
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              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (973) 560-1400
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                   (Former name or former address, if changed
                               since last report.)

Item 2.  Acquisition or Disposition of Assets.


As previously reported in Form 10-KSB, filed March 28, 2000, Integrated Analytical Laboratories, LLC ("IAL"),[a wholly-owned subsidiary of Menlo Acquisition Corporation ("Menlo")], had entered into a contract to purchase the facility which it currently leases and operates in from an unaffiliated third party. The facility is located at 273 Franklin Road, Randolph, NJ 07869.

On June 8, 2000, this transaction was completed. Purchase of this facility will support IAL's anticipated future growth for at least the next five years. The purchase price for the facility was $1,850,000. An amount of $650,000 was utilized from the working capital of IAL and the balance of the purchase was financed with a $1,200,000 mortgage from an unaffiliated lending institution. The loan carries a fixed interest rate of 8.75% and is for a period of twenty
(20) years. Beginning August 1, 2000, there will be 240 equal payments of $10,604.53 due on the first of each month.

The building will be owned and operated by Integrated Analytical Realty, LLC, a newly formed wholly-owned subsidiary of IAL.

This transaction increases the combined assets of Menlo from approximately $8 million to approximately $10 million.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MENLO ACQUISITION CORP.


Date:   June 13, 2000                        By:/ss/ Frank Russomanno
                                             --------------------------------
                                             Name:Frank Russomanno
                                             Title:Chief Financial Officer